SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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VISION GLOBAL SOLUTIONS INC.
(Name of Registrant As Specified In Charter)

Not Applicable
(Name of Person(s) Filing the Information Statement if other than Registrant)

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1) Title of each class of securities to which transaction applies:

Common Stock, no par value

2) Aggregate number of securities to which transaction applies:

_____________ shares of Common Stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)  Proposed maximum aggregate value of transaction:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Vision Global Solutions Inc.
455 Notre Dame Street East
Montreal, Quebec,
Canada H2Y 1C9

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

 WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

     This notice and information statement (the “Information Statement”) was mailed on or about September 30, 2004 to the stockholders of record, as of September 27, 2004, of Vision Global Solutions Inc., a Nevada corporation (the “Company”) pursuant to Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

     The actions to be effective twenty days after the mailing of this Information Statement are as follows:

(1)	Two members were elected to the Company’s Board of Directors to hold office until the Company’s Annual Meeting of Stockholders in 2005 or until his successor is duly elected and qualified; and

(2)	The appointment of Malone & Bailey, PLLC as the Company’s independent certified public accountant for the fiscal year ending March 31, 2005 was ratified; and

(3)	Our Articles of Incorporation was amended to establish our authorized number of shares of Capital Stock (post split) at 205,000,000, 200,000,000 common shares and 5,000,000 preferred shares, the rights and preferences of which to be determined by the Board of Directors; and

(4)	We effected a 1-for-100 reverse stock split of our issued and outstanding Common Stock.

     Attached hereto for your review is an Information Statement relating to the above-described actions.

     Please read this notice carefully. It describes the essential terms of the reverse stock split and contains certain information concerning the reverse stock split. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING
WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Jean-Paul Ouellette

Jean-Paul Ouellette
Chairman of the Board of Directors

September 27, 2004

VISION GLOBAL SOLUTIONS INC.
455 Notre Dame Street East
Montreal, Quebec,
Canada H2Y 1C9

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

(1)	Two members were elected to the Company’s Board of Directors to hold office until the Company’s Annual Meeting of Stockholders in 2005 or until his successor is duly elected and qualified; and

(2)	The appointment of Malone & Bailey, PLLC as the Company’s independent certified public accountant for the fiscal year ending March 31, 2005 was ratified; and

(3)	Our Articles of Incorporation was amended to establish our authorized number of shares of Capital Stock (post split) at 205,000,000, 200,000,000 common shares and 5,000,000 preferred shares, the rights and preferences of which to be determined by the Board of Directors; and

(4)	We effected a 1-for-100 reverse stock split of our issued and outstanding Common Stock.

The Board of Directors has fixed the close of business on August 13, 2004, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE
HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business on September 27, 2004, the Record Date, are entitled to notice of the action to be effective on or about October 20, 2004. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting.

Vision Global Solutions Inc is authorized to issue 50,000,000 shares of capital, consisting of 45,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of Preferred Stock, $0.001 par value share, of which 45,148,425 shares of common stock are issued and outstanding.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

•	Changes in existing product liability, tort or warranty laws or the introduction of new laws, regulations or policies that could affect our business practices: these laws, regulations or policies could impact our industry as a whole, or could impact only those portions in which we are currently active.

•	Changes in relationships with major customers and/or suppliers: an adverse change in our relationships with major customers and/or suppliers would have a negative impact on our earnings and financial position.

•	Armed conflicts and other military actions: the considerable political and economic uncertainties resulting from these events, could adversely affect our order intake and sales, particularly in the limousine market.

•	Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company

THE COMPANY

History and Development of Vision Global Solutions, Inc.

Outer Edge Holdings, Inc.

Outer Edge Holdings, Inc. (“Outer Edge”) was incorporated under laws of the Province of Ontario. Outer Edge was incorporated as “Consumer General Inc.” on September 9, 1988. On March 29, 1999, Outer Edge amalgamated with 1345166 Ontario Inc. to form and continue under the name “Outer Edge Holdings Inc.” Outer Edge had no subsidiaries or affiliates.

Immediately prior to the amalgamations discussed below, Outer Edge did not conduct any business other than owing certain debts to 1397629 Ontario Inc. 1397629 Ontario Inc. was incorporated under the laws of the Province of Ontario as a private company according to the laws of that jurisdiction. 1397629 Ontario was incorporated on September 9, 1999. Immediately prior to the amalgamations discussed below, 1397629 Ontario did not carry on any active business other than holding certain debts owed by Outer Edge.

Outer Edge Holdings Inc., 1397629 Ontario Inc. and Vision Ontario Inc. negotiated the amalgamation transaction which was formalized by three separate agreements between the parties:

1       a Pre-amalgamation agreement

2.      a Stage 1 Amalgamation agreement; and

3,      a Stage 2 Amalgamation agreement

Pursuant to the Stage 1 amalgamation agreement, Outer Edge Holdings Inc. and 1397629 Ontario Inc. amalgamated on December 2000 to form OEHI Capital Inc.

The Stage 1 amalgamation negotiations between Outer Edge Holdings Inc. and 1397629 Ontario Inc. were at arm’s length. There were no common officers, directors or principals between the two parties.

Pursuant to the Stage 2 amalgamation agreement, OEHI Capital Inc. and Vision Ontario Inc. amalgamated on December 20, 2000 form Vision Global Solutions Inc., the registrant.

The Stage 2 amalgamation negotiations between OEHI Capital Inc. and Vision Ontario Inc. were at arm’s length. There were common officers, directors or principals between the two parties.

Vision Ontario, Inc. and the Vision Group

Vision Ontario Inc. was incorporated under the laws of the Province of Ontario by articles of incorporation dated October 10, 2000. Vision Ontario holds all of the issued and outstanding securities of A.R.T.I. Vision Inc., a private (Canadian) federal corporation (“A.R.T.I. Vision”), and Vision/R4 Corporation, a private (Canadian) federal corporation (“Vision R/4”) (collectively referred to as the “Vision Group”).

The Vision Group consists of two related companies, operating together. A.R.T.I. Vision was incorporated in 1993 to develop activity based management software. In 1996, Vision R/4 was incorporated to handle the marketing of software developed by A.R.T.I. Vision. Specifically, Vision R/4 markets data management software and provides related services. Prior to being acquired by Vision Ontario, both companies were wholly owned subsidiaries of Gestion Jean-Paul Oullette, Inc., which supplied significant financing via loans and share capital.

In November 2003, we changed our incorporation domicile from Ontario Canada to Nevada.

Vision Global Solutions Inc. as a Nevada corporation was formed on November 20, 2003 and the formal transition occurred subsequent to the March 31, 2004 year end.

Vision’s Global Solutions Inc. principal executive offices are located at 455 Notre-Dame east, Montreal Quebec, Canada, H2Y 1C9; telephone 514-848-166. The corporation’s duly appointed resident agent in the State of Nevada upon whom process can be served is Corporate Creations, 941 Fourth Street, Miami Beach, Fl. 33139. Vision Global Solutions Inc. (the Nevada corporation) was formed further to an application for Continuance of Vision Global Solutions Inc., an Ontario Corporation.

THE PRODUCTS

Vision Global has developed and is marketing, under the name Apogee, an integrated accounting and management software that allows companies to apply an activity-based management solution, a common sense systematic method of planning, controlling and improving labor and overhead expenses, to their businesses-management models. In applying activity-based management, the operations of a business are divided into Processes, which are made up of Activities, which are made up of Tasks. Typical Activities include: product design, sales calls, order taking, establishing supplier relationships, purchasing, receiving, setting up production machinery, manufacturing parts, assembling orders, shipping, billing, collecting receivables and paying bills. The performance of each Activity consumes Resources (e.g. humans, material and/or financial) that are recorded as costs in the firm’s accounts. Vision Global’s Activity-Based Management solution facilitates the integration of such activities within the company’s overall strategy, while simultaneously allowing the business to collect information with respect to time and cost concerns.

Vision Global has developed activity-based management software solutions. These solutions have already been tested, debugged and installed on several client sites including: The Commissionaires of Canada (Ottawa, Vancouver, Toronto, Kingston, Victoria, New Foundland, Calgary, Saskatoon, Montreal, Regina and New Brunswick); the ADGA Group in Ottawa, a civil engineering consulting firm; CNS Group in Stamford, Connecticut, USA, La Federation des Caisses populaires Desjardins (a banking institution in Quebec); Fairfax Financial Holdings (insurance industry); Sequoia Insurance Company (in Monterey California); the Quebec Museum, in Quebec, Canada; and the Saskatchewan Government Insurance in Canada; Exhibition Place, City of Toronto, just to mention a few.

Vision Global’s Apogee is divided into families of products addressing the following requirements: financial management and accounting; project accounting and control; distribution logistics, EDI; manufacturing; and business intelligence, consisting of a total of 23 modules, which are priced according to the number of concurrent users per module.

SALES & MARKETING

Presently, Vision Global’s sales and marketing department is under the direct supervision of Jean-Paul Ouellette, President. Mr. Ouellette also oversees all aspects touching on two distributors in the United Kingdom, Vancouver, Africa and Montreal. Vision Global promotes and markets its management software solution at various trade shows held across the world, by holding conferences and advertising in various trade magazines and through its telemarketing department. Sales leads come from a variety of sources such as Web Sites, Progress Conferences, Progress dealers, Profile Magazine, CMA/CPA Magazine, Industry conferences and dealerships.

SOFTWARE DEVELOPMENT

The Software was developed in Progress Software’s Application Development Environment, mainly Version 9.1. Progress is a fourth generation language that provides application logic, database management and user-interface management. The integration of the Progress’ Application Development Environment with the activities based management model, allows users to engage certain universal functions of the Software, which enable them to more efficiently manage their business. Among others, these features include: the “Navigator,” which is the main desktop screen; a “Maintenance” tool which organizes relevant data in logical groupings; an “Enquiry” function which displays data to users; and a Transactional system which serves as the focal point for data entry and reports.

In addition to those functions set forth above, the basic make-up of the Apogee Software also assists the user in more easily navigating the product and its many features. These aids include: definable tool bars; dynamic field customizations; multilingual capability currently English and French; messaging and e-mail integration; the ability to add annotations and memos; hierarchical security; integrated audit trails; system agents; and links to Microsoft Office suite.

Currently, the Apogee Software Solution, which is entirely developed, uses the Progress database and runs on Windows NT and UNIX, Lynux. However, a new version is under development for the Microsoft SQL server; and one for Progress V.10, which should be available by late August 2004.

TARGET MARKETS

Vision Global is geared towards business with sales of between USD $250 million and USD $1 billion. Because such organizations typically have undersized information technology groups to handle complex installations, such organizations generally prefer to purchase software packages that efficiently perform specific tasks.

While Vision Global does not consider them to be the company’s primary market, smaller companies, with sales of USD $250 million, represent the largest opportunity for Vision Global. The Apogee Software Solution is easy to customize and less expensive than a conventional resources planning installation, which tends to focus on the creation of a culture or environment that will meet the client needs. While conventional planning installation focuses on a board culture, Vision Global focuses on the creation of specific software solutions in order to meet client needs, resulting in a more focused plan, which is generally less expensive than the alternative. Smaller companies also tend to expend significant resources on hiring outside consulting firms to implement their installations, an additional cost easily avoided through the use of our easy to implement, specific software solutions.

Vision Global also expects success in another important market-service organizations that are event and/or project driven. Project driven firms include those in engineering, consulting, outsourcing and advertising. Examples of event driven organizations are cultural groups, conference centers, museums and sports stadiums.

COMPETITION

The activity based management and Application Development Environment markets are highly competitive with many existing companies offering some or all of the services offered by Vision Global, and with many new competitors expected to enter the industry as it grows. However, Vision Global’s management believes that most competitors are targeting the larger business enterprise markets.

Vision Global’s management believes that by concentrating on the medium and small enterprise market, it will be successful in implementing the company’s plan. In the opinion of management, the needs of the medium to small enterprise market are poorly addressed by most of Vision Global’s competitors. The target market has a large and growing need. Vision Global’s experience indicates that the adoption of emerging activity based management and application development environment business solutions is accelerating dramatically and is essential to the small to medium enterprise market segment.

ABC Technologies Inc., Armstrong Laing Group, and Hyperion Solutions Corp. are a few of our current competitors in the activity based management software market. However, to Vision Global’s knowledge, none of its competitors currently offers a combination of customized, outsourced activity based management and application development environment applications for the Progress Software. Moreover, management is unaware of any such applications specifically designed to address the needs of the small to medium enterprise market.

MARKETING PLAN

Although there are no commitments, management has been working on a prospective cash infusion of $1,000,000 USD, which would be used by Vision Global to increase the effectiveness of several functional departments and to increase the physical presence of the corporation in the United States, as follows:

1-	First of all, to set up an office in Boston to house the US sales team and corporate functions as it relates to the new US registered company. The cost for setting up the office and getting the administrative infrastructure in place would be about $175,000.

2-	The company would hire four sales people. Three of which would be based in the new Boston office for US and international sales and one in Montreal for Canadian sales. The cost of hiring and training the sales force and getting the sales plan in place would require a $200,000 investment.

3-	The company plans to refresh the look and feel of the product and will create new marketing material and collateral to support the Activity Based Management software. We would develop a new image and create a leading edge strategy in marketing the product line in both Canada and the United States. The cost for this project would be approximately $200,000.

4-	Vision Global would dramatically increase its presence in the marketplace by focusing on trade advertising as well as representation in selected trade shows. Advertising in trade publications with heavy US exposure, with a solid story on the Vision product, would create opportunities for increased sales and presenting the product to prospective buyers on a show floor would create a buzz for the product that does not exist today. The cost for this activity may reach $200,000.

5-	The product is solid and is well received in it’s market niche, but to meet revenue growth projections, the company must add features and increase compatibility with other programs, as well as to ensure maximum flexibility in providing integrated solutions for companies of all sizes. The cost for this product R&D effort would be about $225,000.

The Company will strive to be as conservative as possible in all of its expenditures but may increase the money spent on some line items while reducing the money spent in other areas. In all cases, expenditures will be based on the need to meet all important company objectives. We expect to present to our prospective customer base freshened products, better sales coverage, increased advertising and a new American presence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our stock became qualified for quotation on the over-the-counter bulletin board under the symbol VIGSF in 2000. There is, at present, a very low public market for the Vision Global common shares, and there is no assurance that any such market will develop, or if developed, that such market will be sustained. Vision Global common shares therefore are not a suitable investment for persons who may have to liquidate their investment on a timely basis and are therefore only appropriate for those investors who are able to make a long term investment in Vision Global.

Although quotations for the company’s common stock appear on the OTC Bulletin Board, there is no established trading market for the common stock. Since January 2001, transactions in the common stock can only be described as sporadic. Consequently, the Company is of the opinion that any published prices cannot be attributed to a liquid and active trading market and, therefore, is not indicative of any meaningful market value.

The following table sets forth for the respective periods the prices of the Company’s Common Stock. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

DATE	HIGH	LOW	CLOSE
2-AUG-04	0.01	0.01	0.01
1-JUL-04	0.01	0.01	0.01
1-JUN-04	0.02	0.01	0.01
3-MAY-04	0.01	0.01	0.01
1-APR-04	0.02	0.02	0.02
1-MAR-04	0.04	0.02	0.02
2-FEB-04	0.04	0.03	0.03
2-JAN-04	0.05	0.03	0.04
1-DEC-03	0.08	0.04	0.05
3-NOV-03	0.06	0.02	0.04
1-OCT-03	0.05	0.02	0.03
2-SEP-03	0.04	0.02	0.04
1-AUG-03	0.04	0.02	0.03
1-JUL-03	0.05	0.02	0.03
2-JUN-03	0.05	0.01	0.03
1-MAY-03	0.10	0.02	0.02
1-APR-03	0.14	0.02	0.05
3-MAR-03	0.25	0.03	0.14
3-FEB-03	0.07	0.01	0.04
2-JAN-03	0.02	0.01	0.01
2-DEC-02	0.06	0.01	0.01
1-NOV-02	0.04	0.01	0.02
1-OCT-02	0.05	0.02	0.03
3-SEP-02	0.08	0.03	0.04
1-AUG-02	0.11	0.04	0.05
1-JUL-02	0.08	0.03	0.04
3-JUN-02	0.11	0.07	0.07
1-MAY-02	0.09	0.05	0.09
2-APR-02	0.21	0.06	0.07
4-MAR-02	0.22	0.12	0.21
6-FEB-02	0.20	0.11	0.11
4-JAN-02	0.45	0.10	0.20

The payment of dividends if any in the future, shall be determined by the Board of Directors, in its discretion and will depend on, among other things, our earnings, our capital requirements; and our financial condition as well as other relevant factors. We have not paid or declared any dividends to date. Holders of common stock are entitled to receive dividends as declared and paid from time to time by our Board of Directors from funds legally available. We intend to retain any earnings for marketing and expansion purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information known to us about the beneficial ownership of our common stock as of August 13, 2004 for: (1) each person, entity or group that is known by us to beneficially own five percent or more of our common stock; (2) each of our directors (and former directors, as applicable); (3) each of our named executive officers (and former officers, as applicable) as defined in Item 402(a)(2) of Regulation S-B; and (4) our directors and executive officers as a group. To the best of our knowledge, each stockholder identified below has voting and investment power with respect to all shares of common stock shown, unless community property laws or footnotes to this table are applicable.

				Percentage of
	Nature of			Shares
	Beneficial	Number of Shares		Beneficially
Directors and Officers (1)	Ownership	Beneficially Owned		Owned(1)

Jean-Paul Ouellette
455 Notre Dame Street East Montreal,
Quebec, Canada	Direct	9,083,154		19.4%

Eric Ouellette
455 Notre Dame Street East Montreal,
Quebec, Canada		-0	-	-0	-

Total Employees and Directors as a group (2)		9,083,154		19.4%

Jamie Gomez	Direct	6,000,000		12.8%

Dwayne Bigelow	Direct	6,000,000		12.8%

Vincent Vecchio	Direct	2,500,000		5.3%

(1) Applicable percentage of beneficial ownership is based on 46,839,825 shares outstanding as of August 13, 2004. Beneficial ownership is determined in accordance with rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after August 13, 2004 are deemed outstanding, but are not deemed outstanding for computing the percentage of any other person.

EXECUTIVE COMPENSATION

During the years ended December 31, 2003, 2002, and 2001, executive compensation was as follows:

SUMMARY COMPENSATION TABLE

		Annual compensation			Long-term compensation

					Awards		Payouts

						Securities
Name						under-
and					Restricted	lying		All other
principal				Other annual	stock	options/	LTIP	compen-
position	Year	Salary	Bonus	compensation	award(s)	SARs	payouts	sation
		($)	($)	($)	($)	(#)	($)	($)

Jean-Paul Ouellette	2003	65,000	0	0	0	0	0	0
	2002	65,000	0	0	0	0	0	0
	2001	65,000	0	0	0	0	0	0
Eric Ouellette	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0
	2001	0	0	0	0	0	0	0

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Number of
			securities	Value of
			underlying	unexercised in-
			unexercised	the-money
			options/SARs at	options/SARs at
	Shares		FY-end (#)	FY-end ($)
	acquired on	Value realized	Exercisable/	Exercisable/
Name	exercise (#)	($)	Unexercisable	Unexercisable

Jean-Paul Ouellette	0	0	0	0
Eric Ouellette	0	0	0	0

ELECTION OF DIRECTORS BY WRITTEN CONSENT

     The following table sets forth certain information with respect to persons elected to the Board of Directors of the Company by the Written Consent to hold office until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

NAME	AGE	POSITION

Jean-Paul Ouellette	61	Chairman of the Board, President Chief Executive Officer/
		Chief Accounting Officer/Director

Eric Ouellette	31	Director

The following is information on the business experience of each director and officer.

JEAN-PAUL OUELLETTE. Jean-Paul Ouellette is the Chairman, President, Chief Executive Officer and Director of Vision Global since its inception. Mr. Ouellette formerly served as the chairman, president, CEO and a director of Vision Ontario Inc. Mr. Ouellette founded Vision R/4 Corporation and A.R.T.I. Vision; he also served as Vision R/4 and A.R.T.I.’s President, Secretary and Director. He started his career in the sales department of Burroughs Business Machine Inc. in the mid-1960’s. He then worked for MAI Canada Inc. as Eastern District Manager for eight years. In May 1979, Mr. Ouellette left MAI, and started two of his own computer-related companies, under the names Ridding/Ouellette Inc. and Rexin Business Machines Inc., working exclusively with hardware manufacturers in the United States and Taiwan. Mr. Ouellette sold both of these companies in 1987. Following the sale of Ridding and Rexin, Mr. Ouellette was self-employed as a consultant, providing sales and marketing advice to small organizations. In 1978, Mr. Ouellette acquired Marche au Chalet Inc., a grocery store in Ste-Adele, Quebec, Canada previously owned by IGA (now Sobey’s). Mr. Ouellette still owns Marche au Chalet, which employs approximately 60 employees. In 1980, Mr. Ouellette acquired IGA Shawinigan, a retail grocery company in Shawinigan, Quebec, Canada, which he sold in 1994. In May 1989, he was Vice President of Marketing and Sales for Varnet Canada, a software company. In 1993, Mr. Ouellette founded the Vision Group.

ERIC OUELLETTE. Eric Ouellette has been a director since the year 2001. Mr. Ouellette presently operates his own real-estate business. His contribution to the Company’s business can be felt by his objective views and opinions delivered to the Board.

Board of Directors Committees and Other Information

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

The Board of Directors currently has no committees. As and when required by law, it will establish Audit Committee and a Compensation Committee. The Audit Committee will oversee the actions taken by our independent auditors and review our internal financial and accounting controls and policies. The Compensation Committee will be responsible for determining salaries, incentives and other forms of compensation for our officers, employees and consultants and will administer our incentive compensation and benefit plans, subject to full board approval. The Audit Committee Charter and the Compensation Committee Charter as attached hereto as Exhibit to this filing. The functions of the Audit Committee and the Compensation Committee are currently performed by the Board of Directors.

Director Compensation

Our directors do not receive cash for their service as directors. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors, but may enter into separate consulting agreements with individual directors at times.

RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Malone & Bailey, PLLC as the Company’s independent certified public accountants for the fiscal year ending March 31, 2005. Malone & Bailey, PLLC P.A. was the independent public auditor of the Company for the fiscal year ended March 31, 2004. The affirmative vote of a majority of the stockholders has ratified the appointed of Malone & Bailey, PLLC as the Company’s independent public auditor.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO ESTABLISH
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Common Stock

     Vision Global Solutions Inc is authorized to issue 50,000,000 shares of capital stock, consisting of 45,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of Preferred Stock, $0.001 par value share, of which 45,148,425 shares of common stock are issued and outstanding or reserved for issuance. On August 13, 2004, the Board of Directors and the majority of shareholders voted to amend its Articles of Incorporation to establish the total number of authorized common shares to 200,000,000 shares of capital stock, 205,000,000 common shares and 5,000,000 preferred shares, the rights and preferences of which to be determined by the Board of Directors. All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any shareholders’ meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company’s Board out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no preemptive rights or privileges with respect to any shares of Common Stock. The Common Stock does not have cumulative voting rights which means that the holders of more than 50% of the shares of Common Stock voting for election of the directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock aggregating less than 50% would not be able to elect any directors.

Increase the Number of Authorized Shares of Capital Stock to Two Hundred and Five Million Authorized Shares

     A majority in interest of the shareholders believes that it is advisable and in our best interest to have available additional authorized shares of our common stock in an amount adequate to provide for our future needs. This will be achieved by increasing the number of authorized shares, post split, of our common stock to 200,000,000 capital shares, 205,000,000, 200,000,000 common shares and 5,000,000 preferred shares, the rights and preferences of which to be determined by the Board of Directors. We may have future opportunities to engage in a private offering of our securities in order to raise additional capital or to attract business opportunities using shares of common stock as consideration. However, while management believes that the reverse stock split will enhance the value of our issued and outstanding Common Stock, the consequence is that our Articles of Incorporation, amended to substantially reduce the number of authorized shares of Common Stock, does not authorize a sufficient number of shares of Common Stock to close any such offering or complete a business transaction using shares of Common Stock as consideration. Currently, there are no definitive agreements respecting investment in the Common Stock or acquisition of another business. However, a majority in interest of the shareholders believes that establishing the number of authorized shares of Common Stock is in our best interest and that of our shareholders because additional shares of Common Stock will provide us with the ability to raise additional capital through a private offering or use Common Stock as consideration for a business opportunity.

     Because of the Board’ discretion in connection with an issuance of additional shares of our common stock, the Board may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of us, which may make such attempts more difficult and less attractive. Any additional shares of Common Stock issued would have the same rights and privileges as the currently outstanding shares of Common Stock. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of our Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common shareholders.

     The issuance of any additional shares of our Common Stock would also have the effect of diluting the equity interests of existing shareholders and the earnings per share of existing shares of Common Stock. Such dilution may be substantial, depending upon the number of shares issued. However, management believes that any additional investment or business opportunity, while diluting the equity interests of the shareholders, will enhance the current and future value of those shareholders’ interests.

The Company does not, at this time, have any specific plans, proposals or arrangements to issue any of the newly authorized shares of common stock for any purpose, including future acquisitions and/or financings.

This transaction is not a Rule 13e-3 transaction involving the purchase of any equity security by the Company of such security or by an affiliate of the Company; a tender offer for or request or invitation for tenders of any equity security made by the issuer of such class of securities or by an affiliate of the Company; or a solicitation in anticipation of a merger, consolidation, reclassification, recapitalization, reorganization or similar corporate transaction of the Company; a sale of substantially all the assets of the Company; or a reverse stock split of any class of equity securities of the Company involving the purchase of fractional interests. The current record number of shareholders of the Company is 559.

     This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

REVERSE SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and shareholders holding a majority of the Common Stock have approved a resolution to effect a one-for-one hundred (1:100) reverse stock split (the “Reverse Split”) of the Common Stock. The Board and such shareholders believe that the Reverse Split is in the Company’s best interests, principally because it may increase the trading price of the Common Stock. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or mergers or to otherwise carry out the Company’s business objectives.

The immediate effect of the Reverse Split will be to reduce the number of presently issued and outstanding shares of Common Stock from approximately 45,148,425 to approximately 451,484. Although the Reverse Split may increase the market price of the Common Stock, no such increase can be assured or calculated. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split, nor can there be any assurances that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company’s operating performance and other factors related to its business as well as general market conditions.

Another potential benefit of the Reverse Split would be a substantial reduction in the transaction costs associated with trading in the Common Stock. In most cases, trading costs include both “brokers” trading commissions and the “indirect cost” of “dealer markup” - that is, the difference between the buying and selling prices of dealers in a given stock (the “bid-ask spread”). Further, the Board of Directors and the majority shareholders believe that the reduction in the number of shares of Common Stock outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the stockholders could enhance the public and institutional perception of the Company’s Common Stock and thus generate investor interest.

The Reverse Split will affect all of the holders of the Company’s Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares.

The Reverse Split of the Common Stock is expected to become effective on or about September 6, 2004 (the “Effective Date”). Upon the Effective Date, the Company will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued at this time.

No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 5 will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. No shareholders will receive cash in lieu of fractional shares.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

The Company cannot predict whether the Reverse Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

•	the market price per share of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Split;

•	will not adversely impact the market price of the Common Stock as a result of negative investor opinion;

•	the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced shares; and

•	the Reverse Split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers.

The Company does not, at this time, have any specific plans, proposals or arrangements to issue any of the newly authorized shares of common stock for any purpose, including future acquisitions and/or financings.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH
RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss will be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the shares exchanged. The shareholder’s holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

DISSENTER’S RIGHTS OF APPRAISAL

The general corporation law of the State of Nevada (“the “Nevada Law”) does not provide for dissenter’s rights of appraisal in connection with the 100 to 1 reverse of shares of the Company’s common stock.

Additional Information

     If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

     We filed our annual report for the fiscal year ended March 31, 2004 on Form 10-KSB with the SEC. A copy of the annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

Information Incorporated By Reference

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

     Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

Distribution of Information Statement

     The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     Under SEC rules, shareholders intending to present a proposal at the Annual Meeting in 2005 and have it included in our proxy statement must submit the proposal in writing to the Company. We must receive the proposal no later than March 31, 2005.

     Shareholders intending to present a proposal at the Annual Meeting in 2005, but not to include the proposal in our proxy statement, must comply with the requirements set forth in Regulation 14a-8 of the Security Exchange Act of 1934, as amended (the “Exchange Act”). The Exchange Act requires, among other things, that a shareholder must submit a written notice of intent to present such a proposal that is received by our Secretary no less than 120 days prior to the anniversary of the first mailing of the Company’s proxy statement for the immediately preceding year’s annual meeting. Therefore, the Company must receive notice of such proposal for the Annual Meeting in 2005 no later than March 31, 2005. If the notice is after March 31, 2005, it will be considered untimely and we will not be required to present it at the Annual Meeting in 2005. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

     Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

By /s/ JEAN-PAUL OUELLETTE

JEAN-PAUL OUELLETTE

Date: September 16, 2004